Exhibit 10.1
AMENDMENT NO. 2
TO
THE LIMITED LIABILITY COMPANY AGREEMENT OF
CITYCENTER HOLDINGS, LLC
     This Amendment No. 2 (this “Amendment”), dated as of December 31, 2007 (the “Amendment Effective Date”), to the Limited Liability Company Agreement of CityCenter Holdings, LLC (as previously amended, the “Agreement”) is entered into by and among Project CC, LLC, a Nevada limited liability company (as successor-in-interest to Mirage Resorts, Incorporated, a Nevada corporation, the “MGM Member”) and INFINITY WORLD DEVELOPMENT CORP, a Nevada corporation (as successor-in-interest to Dubai World, a Dubai, United Arab Emirates government decree entity, “DW Member”).
RECITALS
     WHEREAS, MGM Member and DW Member entered into that Agreement, dated August 21, 2007 and previously amended on November 15, 2007, with respect to the subject matters set forth therein; and
     WHEREAS, MGM Member and DW Member desire to amend the Agreement as set forth in this Amendment.
     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1      Defined Terms. Each capitalized term used and not defined herein shall have the meaning assigned to it in the Agreement (as amended hereby).
Section 2      Amendment to the Agreement. Effective as of the Amendment Effective Date, the Agreement is hereby amended by deleting the phrase “(“Impasse Election Date”):” immediately after the phrase “initial date of Escalation with respect thereto” in the first sentence of Section 9.3(d) and replacing it with the phrase “(“Impasse Trigger Date”), DW may elect, in its sole discretion but no later than sixty (60) days after the corresponding Impasse Trigger Date, to initiate the resolution procedure set forth in this Section 9.3(d) by providing a written notice of such election to MGM (the date of such notice, the “Impasse Election Date”), at which time:”.
Section 3.      Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Parties under the Agreement. This Amendment shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein. On and after the Amendment Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, shall be deemed a reference to the Agreement as amended hereby.
Section 4.      Governing Law. This Amendment shall be governed by the laws of the State of Delaware, without regard to conflict of laws principles.
Section 5.      Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or similar means of electronic communication), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Limited Liability Company Agreement of CityCenter Holdings, LLC as of the date first written above.

PROJECT CC, LLC
/s/ Bryan L. Wright
Name:	Bryan L. Wright
Title:	Assistant Secretary

INFINITY WORLD DEVELOPMENT CORP
/s/ Abdul Wahid A. Rahim Al Ulama
Name:	Abdul Wahid A. Rahim Al Ulama
Title:	Secretary